Exhibit 99.1

Microbot Medical Announces the Participation of a Key Opinion Leader in the Endovascular Robotics Space at the Next “Access-Ability Live by MBOT” Webinar Series

The Webinar, Which is Suitable to All Stakeholders Interested in the Future of Endovascular Robotics, Will be Held on Wednesday, December 21, 2022, at 1:00pm ET

Dr. Ripal Gandhi, a Renowned Miami-Based Interventional Oncologist, Will Share His Personal Experiences Having Completed Over 100 Endovascular Robotic Surgical Procedures

HINGHAM, Mass., December 14, 2022 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic System, the first fully disposable endovascular robotic system, announced that following the success of the first episode of its newly launched “Access-Ability Live by MBOT,” the next episode which is geared toward all stakeholders interested in the endovascular robotic space, will be held on Wednesday, December 21, 2022 at 1:00pm ET, and hosted by the Company’s Chief Medical Officer, Dr. Eyal Morag.

Dr. Morag’s guest speaker will be Dr. Ripal Gandhi, an interventional oncologist and a member of the Miami Cardiac & Vascular Institute and Miami Cancer Institute physician team where he specializes in minimally invasive treatments for peripheral vascular disease, cancer, and other diseases, and has a history of being an innovator in the Interventional Robotics field, specifically in the Endovascular space. Dr. Gandhi, a robotic pioneer with considerable experience using endovascular surgical robotic systems, will share his personal experiences using a number of different endovascular robotic systems while addressing the current and future landscapes for endovascular procedures and the role robotics should play in it.

The “Access-Ability Live by MBOT” webinar series focuses on key topics in the healthcare and endovascular space. Each month, the Company will be partnering with industry leaders, such as physicians, hospital administrators, entrepreneurs, technicians and financial experts for a live discussion and Q&A session to address top-of-mind topics related to endovascular procedures.

You can register for the upcoming webinar here: https://us06web.zoom.us/j/87239550988

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements made in this press release or by members of Microbot’s management team and others on Access-Ability Live, relating to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & Done™ technologies, the outcome of its studies to evaluate LIBERTY, the One & Done™ technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies, which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Statements, views and opinions expressed by guests of the Access-Ability Live by MBOT webcast series are theirs solely, and do not necessarily reflect the statements, views and opinions of their employers, organizations and/or associations, or of Microbot Medical Inc. and its subsidiaries. Certain guests of Access-Ability are members of the Scientific Advisory Board (SAB) of Microbot or paid consultants of Microbot, and have received compensation for their services to Microbot.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com | 732-933-2754